SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012 (January 17, 2012)

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20341 Irvine Avenue, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0305

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2012, Mr. Robert J. Miranda resigned as Chief Executive Officer of Victory Energy Corporation (the “Company”), a position he has held since April 28, 2009. Mr. Miranda will continue as Chairman of the Board of the Directors and Audit Committee of the Company.

Also effective January 17, 2012, Mr. Kenneth Hill was appointed as Chief Executive Officer of the Company. As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 14, 2011, Mr. Hill has held the positions of Vice President and Chief Operating Officer of the Company since January 7, 2011. Prior to joining the Company, Mr. Hill, age 48, served as interim CEO, Corporate Secretary and VP of Operations of Aus-Tex Exploration Inc., a U.S. subsidiary of an Australian oil and gas company, from June 2006 through November 2010, and as General Partner of Here We Go Again Partners, a venture capital firm with investments in the technology, energy and commercial real estate sectors, from February 2005 through June 2006. Mr. Hill attended Southwest Texas State University and has completed several executive MBA programs at the University of Texas, Austin.

On January 23, 2012, the Company entered into an Employment Agreement with Mr. Hill, wherein he agreed to serve as Chief Executive Officer of the Company, effective January 17, 2012. The term of the agreement began on January 17, 2012 and will continue at-will unless sooner terminated by either party upon notice to the other. Mr. Hill will receive a base annual salary of $180,000 per year and Mr. Hill will also receive a performance bonus totaling an amount equal to one percent (1%) of the gross receipts of the Company from its partnership interest in Aurora Energy Partners a year upon reaching mutually agreeable objectives.

There were no arrangements or understandings between Mr. Hill and any other person pursuant to which Mr. Hill was appointed as an officer. There are no family relationships between Mr. Hill and any director or officer of the Company. There are no related party transactions between the Company and Mr. Hill other than the Employment Agreement, dated January 23, 2012.

A copy of the Company’s press release announcing the resignation of Mr. Miranda and the appointment of Mr. Hill is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Victory Energy Corporation dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: January 23, 2012	By:	/s/ KENNETH HILL
Kenneth Hill
Chief Executive Officer